SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

May 11, 2016

Date of Report (Date of Earliest Event Reported)

EF HUTTON AMERICA INC.

 (Exact name of registrant as specified in its charter)

Colorado	000-55175	20-8594615
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

77 Water Street, 7th Floor, New York, NY	10025
(Address of principal executive offices)	(Zip Code)

(212) 742-5000

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On May 11, 2016, the Company’s Board of Directors approved a plan to change its reporting status involving a voluntary deregistration from the Exchange Act of 1934 as amended. These actions will result in the Company’s no longer being a reporting issuer to the Securities and Exchange Commission.

However, shares will continue to be quoted under a different tier of the OTC marketplace. The Company is eligible to suspend its reporting requirements and deregister because there are fewer than 300 holders of record of the Company’s common stock and a limited trading volume.

After careful consideration, the Board of Directors concluded that the costs associated with operating as a reporting company, and the attendant demands on management time, are not justified by the limited benefits. In that regard, in the last six months, the volume of trading in the Company’s common stock has declined significantly, the public market has not provided shareholder liquidity for any meaningful volume of stock, and the stock often has not traded at all.

The Company is unable to predict the precise cost-savings and time-savings that are expected due to relief from public reporting requirements, but it believes such savings will be substantial. These include, but are not limited to, reduced costs arising from audits of financial statements; elimination of quarterly reviews by auditors of interim financial statements; elimination of costs associated with preparation and filing of Forms 10-K, 10-Q, 8-K and other reports, and of proxy statements; and elimination of trading market fees.

In addition, the Company expects that some legal and accounting fees and corporate insurance costs should be reduced over time because of the elimination of required SEC reporting.

In accordance with the resolutions adopted by its Board of Directors, the Company will file certain notices and certifications under the Securities Exchange Act, including an 8-K and Form 15. The Company expects that its common stock will be transferred to a different tier of the OTC trading marketplace within 90 days after the date of the Form 15 filing. Upon filing of Form 15, the Company will immediately be relieved of its obligation to file periodic and current reports with the SEC under Section 13(a), including Forms 10-K, 10-Q and 8-K.

Although the Company will no longer file reports with the SEC, its shares will continue to be quoted on the OTC marketplace tier for non-reporting companies, subject to market-maker activity and to certain OTC requirements.

The Company will periodically assess continued quotation. Furthermore, the company intends to continue making information available to shareholders in accordance with state law and as follows:

*    The Company intends to make available to shareholders, at least annually, financial statements prepared in accordance with generally accepted accounting principles.

*     The Company expects to continue to hold an annual meeting of shareholders each year, but it anticipates not distributing a proxy statement or soliciting proxies from shareholders. Notice of the meeting would be given to shareholders prior to an annual meeting.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EF Hutton America, Inc.

By:      /s/ Christopher Daniels

Dated:

May 12, 2016

Christopher Daniels

Chief Executive Officer